Exhibit 10.38

ANNEX TO THE EMPLOYMENT AGREEMENT	BIJLAGE BIJ DE ARBEIDSOVEREENKOMST
BETWEEN:

NorthgateArinso Belgium BV, a company incorporated under the laws of Belgium, having its registered office at Lenniksebaan 451, 1070 Anderlecht, registered in the Crossroads Bank for Enterprises with the number 452.457.785:

Duly represented by Gillian Nolan, in her capacity as Director;

Hereafter referred to as “the Company”;

AND:

(1)    Mr. Michael Rogers, residing at [***];

Hereafter referred to as “Mr. Rogers”;

The Company and Mr. Rogers are hereafter collectively referred to as “the Parties” and individually as “the Party”.

TUSSEN:

NorthgateArinso Belgium BV, een vennootschap onder Belgisch recht met maatschappelijke zetel te Lenniksebaan 451, 1070 Anderlecht, geregistreerd in de Kruispuntbank der Ondernemingen onder het nummer 452.457.785:

Geldig vertegenwoordigd door Gillian Nolan, in haar hoedanigheid van Bestuurder;

Hierna genoemd “de Vennootschap”;

EN:

De heer Michael Rogers, wonende te [***];

Hierna genoemd “de heer Rogers”;

De Vennootschap en de heer Rogers worden hierna gezamenlijk genoemd “de Partijen” en elk afzonderlijk “de Partij”.

WHEREAS:

1.    Mr. Rogers entered into the service of the Company on 1 August 2019, with a contractual seniority as of 9 July 2012, based on an employment contract for an indefinite period dated 4 June 2019 (hereafter referred to as “Employment Contract”);

The Parties agreed that Mr Rogers takes up the function of CHRO as of 1 August 2020;

In this context, Parties discussed to amend the existing terms and conditions of employment as set out in the Employment Contract and reached an agreement in this respect.

The Parties now wish to confirm the agreed revised terms and conditions of employment in this annex (hereafter referred to as “Annex”).

WORDT HET VOLGENDE UITEENGEZET:

De heer Rogers trad in dienst van de Vennootschap op 1 augustus 2019, met een conventionele anciënniteit sinds 9 juli 2012, op basis van een arbeidsovereenkomst van onbepaalde duur van 4 juni 2019 (hierna genoemd “Arbeidsovereenkomst”);

De Partijen zijn overeengekomen dat de heer Rogers met ingang vanaf 1 augustus 2020 de functie van CHRO opneemt;

In dit kader, werden door de Partijen discussies gevoerd om de bestaande arbeidsvoorwaarden zoals uiteengezet in de Arbeidsovereenkomst te wijzigen en werd hieromtrent een akkoord bereikt.

De Partijen wensen nu de overeengekomen herziene arbeidsvoorwaarden te bevestigen in deze bijlage (hierna genoemd “Bijlage”).

THE FOLLOWING HAS BEEN AGREED:	WORDT OVEREENGEKOMEN HETGEEN VOLGT:
1. FUNCTION	1. FUNCTIE

Parties agree that Mr Rogers takes up the function of CHRO as of 1 August 2020.

Mr Rogers acknowledges and agrees that his function and duties are not an essential element of the employment relationship. Mr Rogers may therefore, in accordance with the necessities of the Company, be entrusted with any other equivalent function and/or all other duties in so far as this function and/ or these duties are related to his professional skills and qualifications and do not result in a decrease of Mr Roger’s responsibility level and remuneration. Such modification can never be considered as a unilateral termination of the employment relationship.

Parties agree that Mr Rogers, in his function as CHRO, will day-to-day and functionally report to the Chief Executive Officer of Alight Solutions LLC, currently Mr Stephan Scholl. This functional reporting line can be changed at any time according to the business needs of the Company and the group.

De Partijen komen overeen dat de heer Rogers de functie van CHRO opneemt vanaf 1 augustus 2020.

De heer Rogers erkent en aanvaardt dat zijn functie en taken geen essentieel bestanddeel van de arbeidsrelatie uitmaken. De heer Rogers kan derhalve, in overeenstemming met de behoeften van de Vennootschap, elke andere gelijkwaardige functie en/of alle andere taken worden toevertrouwd, voor zover deze functie en/of deze taken verband houden met zijn professionele vaardigheden en kwalificaties en niet leiden tot een vermindering van de verantwoordelijkheden en het loon van de heer Rogers. Een dergelijke wijziging kan nooit worden beschouwd als een eenzijdige beëindiging van de arbeidsrelatie.

De Partijen komen overeen dat de heer Rogers, in zijn functie als CHRO, dagelijks en functioneel zal rapporteren aan de Chief Executive Officer van Alight Solutions LLC, momenteel de heer Stephan Scholl. Deze functionele rapporteringslijn kan te allen tijde worden gewijzigd in overeenstemming met de zakelijke behoeften van de Vennootschap en de groep.

2. REMUNERATION	2. LOON

2.1    As of 1 August 2020, the gross monthly salary of Mr Rogers amounts to 25,143.67 EUR (or 350,000 EUR gross per year).
2.2    Mr Rogers continues to be entitled to the Company Bonus Plan, upon achievement of economic and personal performance targets (“IPF”), equal to 75% of his gross annual salary (i.e. gross monthly salary x 13.92).

2.3    Additional terms and conditions that apply to any additional compensation, will be specified in the specific agreement and plan documents, as from time to time applicable.

2.4    Mr. Rogers will be responsible for consulting with his own tax advisor regarding the consequences of participating in any compensation program, as well as the receipt, vesting, holding and sale of any benefits that may be awarded as part of a program
2.5 Mr Rogers is entitled to tax assistance provided by KPMG in accordance with the terms and modalities as set out in the email agreement of 5 April 2019.

2.1.    Vanaf 1 augustus 2020 bedraagt het maandelijkse brutoloon van de heer Rogers 25.143,67 EUR (of 350,000 EUR bruto per jaar).

2.2.    De heer Rogers blijft gerechtigd op deelname aan het bonusplan van de Vennootschap (“Company Bonus Plan”), in geval van realisatie van de economische en persoonlijke prestatiedoelstellingen (“IPF”), gelijk aan 75% van zijn bruto jaarloon (zijnde bruto maandloon x 13,92).

2.3.    Bijkomende voorwaarden die van toepassing zijn op enige aanvullende voordelen, zullen worden bepaald in de specifieke overeenkomst en plan documenten, zoals van tijd tot tijd van toepassing.

2.4.    De heer Rogers is verantwoordelijk voor het raadplegen van zijn eigen fiscale adviseur met betrekking tot de gevolgen van deelname aan enig voordelenprogramma, evenals met betrekking tot de ontvangst, de “vesting”, het behoud en de verkoop van enige voordelen die als onderdeel van een programma kunnen worden toegekend.

2.5.    De heer Rogers heeft recht op fiscale begeleiding vanwege KPMG overeenkomstig de voorwaarden en modaliteiten zoals afgesproken in de e-mail van 5 april 2019.

3. TERMINATION	3. BEËINDIGING

3.1    The employment relationship can be terminated in the cases and under the conditions as provided in the Employment Contracts Act of July 3, 1978. In case of termination by the Company, with the exception of a termination for serious cause, Mr Rogers will be entitled to a notice period (or an equivalent indemnity in lieu of notice) of the greater of 12 months or the statutory minimum in effect at the time of termination.

3.2    In the event the employment relationship is terminated by the Company for any reason, with the exception of a termination other than for serious cause, during the two (2) year period following a Sale of the Company as defined in the Tempo Holding Company, LLC Agreement (as amended), in addition to the notice period described above, Mr Rogers will be entitled to a gross indemnity equal to the average gross annual cash incentive bonus under the Company Bonus Plan over the two most recent full completed fiscal years and immediately preceding the fiscal year in which the termination date occurs, provided however, that if Mr Rogers was not employed by the Company or a group company during each of the two full completed fiscal years immediately preceding the fiscal year in which the termination date occurs, the amount will be determined based on the average gross annualized cash incentive bonus received in respect of the fiscal years in which Mr Rogers was actually employed by the Company.

3.1.    De arbeidsrelatie kan worden beëindigd in de gevallen en onder de voorwaarden zoals bepaald in de Arbeidsovereenkomstenwet van 3 juli 1978. In geval van beëindiging door de Vennootschap, met uitzondering van een beëindiging om dringende reden, heeft de heer Rogers recht op een opzeggingstermijn (of een overeenstemmende opzeggingsvergoeding) van 12 maanden dan wel het wettelijke minimum van toepassing op het moment van beëindiging, afhankelijk van wat het meest voordelig is voor de heer Rogers.

3.2.    In het geval de arbeidsrelatie wordt beëindigd door de Vennootschap voor om welke reden, met uitzondering van een beëindiging anders dan om dringende reden, gedurende de periode van twee (2) jaar volgend op een Verkoop van de Vennootschap (“Sale of the Company”) zoals gedefinieerd in de “Tempo Holding Company, LLC Agreement” (zoals gewijzigd), zal de heer Rogers, bovenop de hogervermelde opzeggingstermijn, recht hebben op een bruto vergoeding gelijk aan de gemiddelde bruto jaarlijkse cash incentive bonus onder het Bonusplan van de Vennootschap (“Company Bonus Plan”) van de twee meest recente volledige afgesloten boekjaren onmiddellijk voorafgaand aan het boekjaar waarin de beëindigingsdatum valt, met dien verstande echter dat, indien de heer Rogers niet in dienst was van de Vennootschap of enige vennootschap binnen dezelfde groep gedurende elk van de twee volledig afgesloten boekjaren onmiddellijk voorafgaand aan het boekjaar waarin de beëindigingsdatum valt, het bedrag zal worden bepaald op basis van de gemiddelde bruto jaarlijkse cash incentive bonus ontvangen met betrekking tot de boekjaren tijdens dewelke de heer Rogers daadwerkelijk in dienst was van de Vennootschap.

4. EXCLUSIVITY	4. EXCLUSIVITEIT

4.1    Mr Rogers undertakes to, without any reservations, devote the whole of his professional activities to the exclusive and diligent execution of his duties under the present employment relationship.
4.2    As a result, Mr Rogers undertakes not to carry out another professional activity, without prior approval from the Company, whether or not similar, whether or not profit-making, directly or indirectly, for his own account or for that of any third party which impairs or might reasonably be thought by the Company to impair the proper performance of the employment relationship, his ability to act at all times in the best interests of the Company or which harm the interests of the Company during the term of this employment relationship.
4.3    By derogation to the foregoing Mr. Rogers is allowed to join boards, to take advisory roles and/or to affiliate in committees, associations, organisations and/or companies that to do not compete with the activities of the Company and/or the group.

4.1.    De heer Rogers verbindt zich ertoe, zonder enig voorbehoud, al zijn professionele activiteiten toe te wijden aan de uitsluitende en zorgvuldige uitvoering van zijn taken onder huidige arbeidsrelatie.

4.2.    Bijgevolg verbindt de heer Rogers zich ertoe, zonder voorafgaande toestemming van de Vennootschap, geen andere professionele activiteit uit te oefenen, al dan niet gelijkaardig, al dan niet met winstoogmerk, rechtstreeks of onrechtstreeks, voor zijn eigen rekening of voor rekening van enige derde, die afbreuk doet of waarvan de Vennootschap redelijkerwijze zou kunnen denken dat zij afbreuk doet aan de goede uitvoering van de arbeidsrelatie, aan zijn vermogen om zich te allen tijde in te zetten voor de belangen van de Vennootschap of welke de belangen van de Vennootschap schaadt tijdens de duur van deze arbeidsrelatie.

4.3.    In afwijking van het voorgaande is het de heer Rogers toegestaan deel te nemen aan besturen, adviserende functies op te nemen en/of lid te zijn van commissies, verenigingen, organisaties en/of vennootschappen die niet concurreren met de activiteiten van de Vennootschap en/of de groep.

5. CONFIDENTIALITY	5. VERTROUWELIJKHEID

5.1    Without any limitation in time, even following the termination of the employment relationship for whatever reason, Mr. Rogers will respect the confidential nature of the Confidential Information and of the trade secrets regarding the Company or the group, of which he acquires knowledge in the course of his employment with the Company. He will also refrain from using any knowhow that is specific to the Company or group, and that is to be considered as Confidential Information, for his own benefit or for the benefit of any other company.

Confidential Information includes, but is not limited to:

-    all information, regardless of the carrier/medium that holds this information, concerning clients, prospects, commercial relations, negotiations, conversations, past and ongoing projects in which Mr. Rogers is involved;

-    all information relating to the Company or any group company, which is not in the public domain, regardless of the carrier/medium that holds this information;

-    all information concerning the operational, marketing, financial, legal or HR data regarding the Company or any group company.

Confidential Information therefore includes but is not limited to computer data, in relation to the activities of the Company or the group, its/their clientele (including names and contact details) and details of their particular requirements, costs, profit margins, discounts, revenues, rebates, its/their suppliers, projects, sales, pricing policy and other financial information, research and development, marketing methods, financing, investment, internal procedures, legal proceedings, including any prospective legal proceedings and strategy relating to those proceedings, corporate strategy and plans including proposed or ongoing business development, the structure of the Company and/or any company of the group, any proposed or ongoing investments, the amounts by and the manner in which the Company rewards and seeks to retain employees, current activities and current and future plans relating to any or all development, production or sales including the timing of any or all such matters, and any other information which he knows or should know that it is secret or confidential.

5.2    Any breach of this obligation justifies a dismissal for serious cause.

5.1.     Zonder enige beperking in de tijd, zelfs na beëindiging van de arbeidsrelatie om welke reden dan ook, zal de heer Rogers het vertrouwelijk karakter van de Vertrouwelijke Informatie en van de bedrijfsgeheimen met betrekking tot de Vennootschap of de groep, waarvan hij kennis krijgt in de loop van zijn tewerkstelling bij de Vennootschap, respecteren. Hij zal er zich eveneens van onthouden gebruik te maken, hetzij voor eigen rekening, hetzij voor rekening van een andere vennootschap, van enige knowhow die specifiek is voor de Vennootschap of de groep, en die als Vertrouwelijke Informatie moet worden beschouwd.

Vertrouwelijke Informatie omvat, maar is niet beperkt tot:

-    alle informatie, ongeacht de drager/het medium die deze informatie bevat, betreffende klanten, prospecten, commerciële relaties, onderhandelingen, besprekingen, vroegere en lopende projecten waarbij de heer Rogers betrokken is;

-    alle informatie met betrekking tot de Vennootschap of enige vennootschap binnen dezelfde groep, die niet openbaar is, ongeacht de drager/het medium dat deze informatie bevat;

-    alle informatie betreffende de operationele, marketing, financiële, juridische of HR-gegevens betreffende de Vennootschap of enige vennootschap binnen dezelfde groep.

Vertrouwelijke Informatie omvat derhalve, maar is niet beperkt tot, computergegevens met betrekking tot de activiteiten van de Vennootschap of de groep, haar/hun cliënteel (met inbegrip van namen en contactgegevens) en details van hun specifieke vereisten, kosten, winstmarges, kortingen, inkomsten, reducties, haar/hun leveranciers, projecten, verkopen, prijsbeleid en andere financiële informatie, onderzoek en ontwikkeling, marketingmethodes, financiering, investeringen, interne procedures, gerechtelijke procedures, met inbegrip van eventuele toekomstige gerechtelijke procedures en strategie met betrekking tot deze procedures, bedrijfsstrategie en -plannen, met inbegrip van voorgestelde of lopende bedrijfsontwikkeling, de structuur van de Vennootschap en/of enige vennootschap binnen dezelfde groep, enige voorgestelde of lopende investeringen, de bedragen waarmee en de wijze waarop de Vennootschap werknemers beloont en tracht te behouden, huidige activiteiten en huidige en toekomstige plannen met betrekking tot enige of alle ontwikkeling, productie of verkopen, met inbegrip van de timing van enige of al deze aangelegenheden, en enige andere informatie waarvan hij weet of zou moeten weten dat ze geheim of vertrouwelijk is.

5.2.    Enige inbreuk op deze verplichting rechtvaardigt een ontslag om dringende reden.

6. MISCELLANEOUS	6. OVERIGE BEPALINGEN

6.1    This Annex is an integral part of the Employment Contract and replaces any and all contradictory provisions and arrangements, both written and verbal, with the Company, including but not limited to contractual provisions included in Employment Contract. All other (non-contradictory) provisions mentioned in the Employment Contract, annexes, or letters (such as the letter dated 6 July 2020 relating to a Retention Bonus Award) shall remain in full force and effect.

6.2    This Annex cannot be modified without the Parties’ written agreement.

6.3    If any paragraph or provision of this Annex were not to be enforceable, then the Parties agree that such non-enforceability will not affect the enforceability of the remainder of the Annex and that this paragraph or provision will automatically be reduced to what is legally acceptable.

6.4    This Annex will be governed by Belgian law. Any dispute or claim arising out of or relating to this Annex, or the breach thereof, will be brought before the labour courts of Brussels.

6.1.    Deze Bijlage maakt integraal deel uit van de Arbeidsovereenkomst en vervangt enige en alle tegenstrijdige bepalingen en afspraken, zowel schriftelijk als mondeling, met de Vennootschap, met inbegrip van maar niet beperkt tot de conventionele bepalingen opgenomen in de Arbeidsovereenkomst. Alle andere (niet-tegenstrijdige) bepalingen vermeld in de Arbeidsovereenkomst, bijlagen of brieven (zoals de brief dd. 6 juli 2020 met betrekking tot een Retentiebonus Toekenning (“Retention Bonus Award”) blijven hun volledige uitwerking behouden.

6.2.    Deze Bijlage kan niet worden gewijzigd dan met de schriftelijke instemming van de Partijen.

6.3.    Indien een lid of een bepaling van deze Bijlage niet afdwingbaar zou zijn, komen de Partijen overeen dat zulke niet-afdwingbaarheid de afdwingbaarheid van de rest van de Bijlage niet aantast en dat dit lid of deze bepaling automatisch gematigd zal worden tot wat wettelijk aanvaardbaar is.

6.4.    Deze Bijlage is onderworpen aan Belgisch recht. Enig geschil of enige vordering op grond van of met betrekking tot deze Bijlage, of het niet respecteren ervan, zal aanhangig worden gemaakt bij de rechtbanken van Brussel.

7. LANGUAGE	7. TAAL

Only the Dutch version of this Annex constitutes the actual Annex. This English version only serves for translation purposes. In case of any discussion, the Dutch version will prevail.
Enkel de Nederlandse versie van deze Bijlage maakt de originele Bijlage uit. Deze Engelse versie is louter bedoeld voor vertaaldoeleinden. In geval van enige discussie, heeft de Nederlandse versie voorrang.

THIS ANNEX WAS SIGNED IN [***], ON [DATE] 2021, IN TWO ORIGINALS. BY SIGNING THIS ANNEX EACH PARTY ACKNOWLEDGES HAVING RECEIVED ONE ORIGINAL COPY.

Mr. Michael Rogers*

For the Company

Name:
Function:

(*Signature comes after the handwritten statement “read and approved”)

DEZE BIJLAGE WERD ONDERTEKEND TE [***], OP [DATUM] 2021, IN TWEE ORIGINELEN. DOOR ONDERTEKENING VAN DEZE BIJLAGE ERKENT ELKE PARTIJ EEN ORIGINEEL EXEMPLAAR TE HEBBEN ONTVANGEN.

De heer Michael Rogers*

Voor de Vennootschap

Naam:
Functie:

(*Handtekening volgt op de handgeschreven vermelding “gelezen en goedgekeurd”)